EXHIBIT 5.2



                     CONSENT OF OSLER, HOSKIN & HARCOURT LLP

                                                    Direct  Dial: (212) 907-0504
                                                      Our Matter Number: 1037011



April 29, 2003


Inco Limited
145 King Street West, Suite 1500
Toronto, Ontario
M5H 4B7

Dear Sirs/Mesdames:

Re:  Amendment No. 1 to the Registration Statement on Form F-10 for Inco Limited
--------------------------------------------------------------------------------

We have acted as Canadian counsel to Inco Limited (the "Company") in connection with the Amendment No. 1 to the registration statement on Form F-10 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to the 3 1/2% Subordinated Convertible Debentures due 2052.

We know that we are referred to under the headings "Enforceability of Certain Civil Liabilities", "Description of Subordinated Debentures - Enforceability of Judgments" and "Validity of the Subordinated Debentures" in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.

Yours very truly,


/S/ OSLER, HOSKIN & HARCOURT LLP

RCL/ALW